Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No. 2 to Registration Statement No. 333-164915 of our report dated March 25, 2010 relating to the consolidated financial statements for the year ended December 31, 2009 of Fallbrook Technologies Inc. and subsidiary appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.
/s/ Deloitte & Touche LLP
San Diego, California
May 14, 2010